SECURITIES & EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): August 26, 2004
                                                        ----------------


                             CENTRAL COAST BANCORP
             -----------------------------------------------------
            (Exact name of registrant as specified in its charter)



STATE OF CALIFORNIA                     0-25418                77-0367061
-----------------------------          ----------           ----------------
(State or other jurisdiction)         (Commission file      (I.R.S. Employer
of incorporation or organization)      number)              Identification No.)



301 Main Street, Salinas, California                            93901
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(Address of Principal Executive Offices)                      (Zip Code)

Registrants telephone number including area code:          (831) 422-6642
                                                        --------------------

                                Not Applicable
         -------------------------------------------------------------
        (Former name or former address, if changed since last report).


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

	[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01.  Other Events

On August 12, 2004 the Registrant's subsidiary, Community Bank of
Central California (the "Bank"), foreclosed and took possession of real estate collateral which was security for loans totaling approximately $9.0 million for a redevelopment project in the City of King (together referred to as "the loans"). The real estate was previously subject to the bankruptcy proceedings instituted by the developer as described in the Registrant's Form 8-K filing dated March 22, 2004. The Bank will record the value of the foreclosed real estate as payment against the loans and record a charge-off of the remaining balance of the loans in an amount currently estimated to be $3.3 million. The charge-off is anticipated to be recorded in the third quarter of 2004.

The Bank will continue to aggressively pursue recovery of additional amounts to offset the charge-off. The Bank's plans include an additional foreclosure and continuation of its appeal defending its claim to a security interest in the $4.4 million certificate of deposit pledged by the City of King as collateral for a portion of the loans as previously described in the Registrant's Form 10-K filing dated December 31, 2003.










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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                       CENTRAL COAST BANCORP


Date:  August 26, 2004               By: /s/ ROBERT M. STANBERRY
                                       ----------------------------
                                       Robert M. Stanberry, Sr VP/CFO



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